UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FWDI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2026, Forward Industries, Inc. (the “Company”) appointed Michael Ashe to serve as a member of the Company’s Board of Directors, effective immediately.

Mr. Ashe currently serves as the Chief Strategy Officer of Galaxy Digital Inc. (NASDAQ: GLXY) (“Galaxy”).

The Company has existing agreements with Galaxy and affiliated entities of Galaxy, including the Services Agreement dated September 10, 2025 and the Asset Management Agreement dated September 10, 2025. These agreements were previously described under the caption “Related Person Transactions” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 26, 2026 in connection with the Company’s Annual Meeting of Stockholders, which description is incorporated by reference into this Item 5.02, and has been updated, as applicable, in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, each of which description is incorporated by reference into this Item 5.02.

In addition to the transactions described in the foregoing incorporated disclosure, the Company and Galaxy (or affiliates of Galaxy) are parties to agreements as described below:

•	Share Repurchase Program Agreement dated March 19, 2026, pursuant to which Galaxy Securities LLC is appointed to act as the Company’s agent to repurchase shares of its outstanding common stock in conformity with the safe harbor provisions of Rule 10b5-1 and Rule 10b-18, up to a maximum aggregate limit of 4,000,000 shares, in exchange for a fee of $0.0125 per share of common stock purchased, plus the cost of the repurchased shares and any applicable DWAC fees. As of July 14, 2026, the Company has paid approximately $90,000 in fees to Galaxy Securities LLC under this agreement.

•	Master Digital Currency Loan Agreement dated February 27, 2026 with Galaxy Digital LLC (“Lender”) pursuant to which Lender may from time to time lend Digital Currency or USD to the Company on an open or term basis in exchange for a borrow fee. As of July 14, 2026, the Company has paid approximately $373,000 in interest fees to the Lender under this agreement.

•	Written SOL Option Contracts dated September 9, 2025, pursuant to which a bilateral framework establishing credit support obligations to pledge and transfer eligible collateral to secure credit exposures under outstanding over-the-counter derivative transactions, between Galaxy Trading Mercury LLC and a wholly-owned subsidiary of the Company, in exchange for the mutual covenants, payments, deliveries, and credit support transfers specified under the Master Agreement, Schedule, and Credit Support Annex. As of July 14, 2026, on a net basis, the Company has paid approximately $1,300,000 to Galaxy Trading Mercury LLC in premium fees and paid approximately $3,700,000 to exercise options for approximately 46,000 SOL.

By virtue of Mr. Ashe’s position as Chief Strategy Officer of Galaxy, he may be deemed to have an indirect material interest in the transactions described above for purposes of Item 404(a) of Regulation S-K. Other than as set forth in the foregoing disclosure, Mr. Ashe has no direct or indirect material interest in any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Ashe and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Ashe and any other person pursuant to which he was selected as a director. Mr. Ashe’s compensation at Galaxy is not tied to the performance of the Galaxy agreements described above

Mr. Ashe has not been appointed to serve on any committee of the Board. Additionally, the Company does not anticipate that Mr. Ashe will receive any compensation for his service on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: July 17, 2026	By:	/s/ Michael Pruitt
Name: Michael Pruitt
Title: Interim Chief Executive Officer

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